SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement
CENTURY PROPERTIES GROWTH FUND XXII, A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT
CENTURY PROPERTIES GROWTH FUND XXII, A CALIFORNIA LIMITED PARTNERSHIP
c/o The Altman Group, Inc.
1200 Wall Street, Third Floor
Lyndhurst, New Jersey 07071
(800) 217-9608
August 10, 2006
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Limited Partner:
     The attached Information Statement describes an amendment (the “Amendment”) to the Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”) of Century Properties Growth Fund XXII, A California Limited Partnership, a California limited partnership (your “Partnership”), to extend the term of your Partnership from December 31, 2010 to December 31, 2016.
     On December 28, 2005, your Partnership refinanced its mortgage indebtedness secured by Copper Mill Apartments (the “Copper Mill Mortgage”), a 192-unit apartment complex located in Richmond, Virginia (the “Copper Mill Property”). Your Partnership is the sole member of CPGF 22 Copper Mill GP, L.L.C., a South Carolina limited liability company (“CPGF 22 Copper Mill”). CPGF 22 Copper Mill is the general partner of Copper Mill CPGF 22, L.P., a Delaware limited partnership (“Copper Mill”), which owns the Copper Mill Property. In addition, on July 26, 2006, your Partnership refinanced its mortgage indebtedness secured by Wood Creek Apartments (the “Wood Creek Mortgage”), a 432-unit apartment complex located in Mesa, Arizona (the “Wood Creek Property”). Your Partnership is the sole member of CPGF 22 Wood Creek GP, L.L.C., a South Carolina limited liability company (“CPGF 22 Wood Creek”). CPGF 22 Wood Creek is the general partner of Wood Creek CPGF 22, L.P., a Delaware limited partnership (“Wood Creek”), which owns the Wood Creek Property. The Copper Mill Mortgage and the Wood Creek Mortgage were refinanced to take advantage of more favorable financing rates and terms. The financing agreements between the Partnership and the lenders for each of the Copper Mill Mortgage and the Wood Creek Mortgage require the extension of the Partnership’s term beyond the maturity date of the mortgage indebtedness. The Partnership’s mortgage indebtedness for the Copper Mill Property matures on December 31, 2015, and the Partnership’s mortgage indebtedness for the Wood Creek Property matures on August 1, 2016. In each case, the lenders can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the applicable property, if the Partnership’s term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2010, and the general partner of the Partnership will promptly liquidate the assets of the Partnership. Because the Partnership does not want to sell the properties at this time and because the financing agreements between the Partnership and its lenders require that the term of the Partnership extend beyond the maturity dates of the mortgage indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term until December 31, 2016.
     Fox Partners IV, the general partner of the Partnership (the “General Partner”), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2010 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2010 if the Amendment is not adopted.
     Pursuant to the Partnership Agreement, the consent of the limited partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of July 24, 2006, 82,848 Units were issued and outstanding. As of July 24, 2006, AIMCO Properties, L.P. (“AIMCO Properties”) and its affiliates owned 54,664.5, or approximately 65.98%, of the outstanding Units. As more fully described in the accompanying Information Statement, AIMCO IPLP, L.P. (“AIMCO IPLP”), an affiliate of AIMCO Properties, must vote 17,023.5 Units owned by it in proportion to the votes cast by other unitholders. AIMCO Properties and its affiliates have indicated that they will vote their other 37,641 Units, or approximately

45.43% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. As a result, AIMCO Properties and its affiliates will vote a total of 47,378.44 Units, or approximately 57.19% of the outstanding Units, in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.
     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about August 30, 2006. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.
     Questions may be directed to the Information Agent, The Altman Group, Inc., at the address and phone number set forth below.
Very truly yours,
FOX PARTNERS IV
THE INFORMATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street, Third Floor Lyndhurst, New Jersey 07071	(201) 460-0050	TOLL FREE (800) 217-9608

INFORMATION STATEMENT
CENTURY PROPERTIES GROWTH FUND XXII, A CALIFORNIA LIMITED PARTNERSHIP
c/o The Altman Group, Inc.
1200 Wall Street, Third Floor
Lyndhurst, New Jersey 07071
(800) 217-9608
INFORMATION STATEMENT
August 10, 2006
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
     This Information Statement is being furnished to the limited partners (the “Limited Partners”) of record as of the close of business on July 24, 2006 (the “Record Date”), of Century Properties Growth Fund XXII, A California Limited Partnership, a California limited partnership (your “Partnership”), in connection with an amendment (the “Amendment”) to the Partnership’s Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”) to extend the term of your Partnership from December 31, 2010 to December 31, 2016.
     This Information Statement is first being mailed to Limited Partners on or about August 10, 2006.
     On December 28, 2005, your Partnership refinanced its mortgage indebtedness secured by Copper Mill Apartments (the “Copper Mill Mortgage”), a 192-unit apartment complex located in Richmond, Virginia (the “Copper Mill Property”). Your Partnership is the sole member of CPGF 22 Copper Mill GP, L.L.C., a South Carolina limited liability company (“CPGF 22 Copper Mill”). CPGF 22 Copper Mill is the general partner of Copper Mill CPGF 22, L.P., a Delaware limited partnership (“Copper Mill”), which owns the Copper Mill Property. In addition, on July 26, 2006, your Partnership refinanced its mortgage indebtedness secured by Wood Creek Apartments (the “Wood Creek Mortgage”), a 432-unit apartment complex located in Mesa, Arizona (the “Wood Creek Property”). Your Partnership is the sole member of CPGF 22 Wood Creek GP, L.L.C., a South Carolina limited liability company (“CPGF 22 Wood Creek”). CPGF 22 Wood Creek is the general partner of Wood Creek CPGF 22, L.P., a Delaware limited partnership (“Wood Creek”), which owns the Wood Creek Property. The Copper Mill Mortgage and the Wood Creek Mortgage were refinanced to take advantage of more favorable financing rates and terms. The financing agreements between the Partnership and the lenders for each of the Copper Mill Mortgage and the Wood Creek Mortgage require the extension of the Partnership’s term beyond the maturity date of the mortgage indebtedness. The Copper Mill Mortgage matures on December 31, 2015, and the Wood Creek Mortgage matures on August 1, 2016. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2010 and the managing general partner of the Partnership will promptly liquidate the assets of the Partnership. In addition, in each case, the lenders can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the applicable property, if the Partnership’s term is not extended. Because the Partnership does not want to sell the properties at this time and because the financing agreements between the Partnership and its lenders require that the term of the Partnership extend beyond the maturity dates of the mortgage indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term until December 31, 2016.
     Fox Partners IV, the general partner of the Partnership (the “General Partner”), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2010 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2010 if the Amendment is not adopted.
     Pursuant to the Partnership Agreement, the consent of the limited partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of July 24, 2006, 82,848 Units were issued and outstanding. As of July 24, 2006, AIMCO Properties, L.P. (“AIMCO Properties”) and its affiliates owned 54,664.5, or approximately 65.98%, of the outstanding Units. As more fully described in herein, AIMCO IPLP, L.P. (“AIMCO IPLP”), an affiliate of AIMCO Properties, must vote 17,023.5 Units owned by it in proportion to the votes cast by other unitholders. AIMCO Properties and its affiliates have indicated that they will vote their other 37,641 Units, or approximately 45.43% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. As a result, AIMCO Properties and its affiliates will vote a total of 47,378.44 Units, or approximately 57.19% of the outstanding Units, in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.
     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about August 30, 2006. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.
     Questions may be directed to the Information Agent, The Altman Group, Inc., at 1200 Wall Street, Third Floor, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.
RISK FACTORS
     There are risks associated with the Amendment. In addition, the General Partner is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust (“AIMCO”), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:
Risks of the Amendment
     Continuation of the Partnership; No Definite Time Frame Regarding Sale of Property. The General Partner is proposing to continue to operate the Partnership until December 31, 2016 and not to attempt to liquidate it at the present time. If the Partnership’s term is not extended and your Partnership’s properties are sold in the near future in connection with the Partnership’s liquidation, it is possible that the sale price received for the properties could be higher than the sale price received at some future time. The Partnership’s prospectus, dated January 31, 1984, pursuant to which the Units in your Partnership were sold, indicates that the Partnership was intended to be self-liquidating and that it was anticipated that the Partnership’s property would be sold within five to eight years of acquisition, subject to market conditions. The prospectus also indicated that there could be no assurance that the Partnership would be able to so liquidate and that, unless sooner terminated as provided in the Partnership Agreement, the existence of the Partnership would continue until the year 2010. We do not know when the properties owned by your Partnership may be sold. The market for Units is illiquid, and it may be difficult or impossible to sell your investment in the Partnership in the future. The General Partner continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. In particular, the General Partner considers changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you on a sale of property. The General Partner does not know when any sale or other disposition of your partnership’s properties will occur.
     If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2016, or if the termination date is further extended, until that extended date.
     AIMCO Properties and its Affiliates Control Your Partnership and Their Control May Increase. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership’s mortgage indebtedness, are the responsibility of the General Partner. The General Partner is controlled by AIMCO. In addition, affiliates of the General Partner hold 54,664.5, or approximately 65.98%, of the outstanding Units. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and certain sales of all or substantially all of the Partnership’s assets. The Managing General Partner and its affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.

     A number of the Units held by affiliates of the General Partner were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional units of limited partnership interest in the Partnership in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.
     Affiliates of the Managing General Partner Will Continue to Receive Fees. Affiliates of the General Partner currently receive 5% of gross receipts from the Partnership’s properties as compensation for providing property management services. The Partnership paid approximately $212,000 for the three months ended March 31, 2006 and $929,000 and $879,000 for the years ended December 31, 2005 and 2004, respectively, to affiliates of the General Partner.
     Affiliates of the General Partner received reimbursement of accountable administrative expenses of approximately $78,000 for the three months ended March 31, 2006 and $599,000 and $425,000 for the years ended December 31, 2005 and 2004, respectively. The amounts include approximately $30,000, $406,000, and $239,000 of fees related to construction management services provided by an affiliate of the General Partner for the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively. The fees were calculated based upon a percentage of current year additions to investment property.
     For services relating to the administration of the Partnership and operation of the Partnership’s properties, the General Partner is entitled to receive a Partnership management incentive allocation equal to 10% of cash available for distribution to the partners when the cash available for distribution is distributable to Unit holders, subject to certain limitations. There were no such fees paid for the three months ended March 31, 2006 or for the years ended December 31, 2005 and 2004.
     An affiliate of the General Partner has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Advances under the credit line will be unsecured and accrue interest at the prime rate plus 2% per annum (9.75% at March 31, 2006). There were no advances made during the three months ended March 31, 2006. During the year ended December 31, 2005, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 line of credit to fund real estate taxes, capital expenditures and operating expenses at several of the investment properties of the Partnership and advanced funds of approximately $2,996,000 during the year ended December 31, 2005. In addition, during the year ended December 31, 2005, an affiliate of the General Partner agreed to advance approximately $3,932,000 to cover closing costs and the deficiency between the existing mortgage payoffs and the new mortgage loans as a result of refinancings of the Wood Creek Property and Hampton Greens Apartments and advanced approximately $409,000 to cover refinance fees at the Copper Mill Property and Cooper’s Pointe Apartments. During the year ended December 31, 2004, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 line of credit to fund operating expenses at several of the investment properties of the Partnership and advanced approximately $1,471,000. Payments on the advances of approximately $9,145,000 and $200,000 were made during the years ended December 31, 2005 and 2004, respectively, which included accrued interest of approximately $329,000 and $3,000, respectively. Interest expense amounted to approximately $303,000 and $28,000 for the years ended December 31, 2005 and 2004, respectively. There was no balance outstanding on the line of credit at March 31, 2006.
     The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the three months ended March 31, 2006, the Partnership was charged by AIMCO and its affiliates approximately $313,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2006 as other insurance policies renew later in the year. During the years ended December 31, 2005 and 2004, the Partnership was charged by

AIMCO and its affiliates approximately $281,000 and $259,000, respectively, for insurance coverage and fees associated with policy claims administration.
     The adoption of the Amendment and extension of the Partnership’s term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2010. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See “Security Ownership of Certain Beneficial Owners and Management.”
     There Is No Active Trading Market for Your Units. Although the Units are registered with the Securities and Exchange Commission (the “SEC”), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when any sale or other disposition of the Partnership’s properties will occur. If the Amendment is not approved, your Partnership will terminate on December 31, 2010; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2016, or if this termination date is further extended, until such extended date.
     You May Be Required to Hold Your Units Indefinitely. The General Partner is proposing to continue to operate the Partnership until December 31, 2016 and not to attempt to liquidate it at the present time. The General Partner does not know when your Partnership’s properties will be sold or otherwise disposed of. Therefore, there may not be any way to liquidate your investment in the Partnership until the properties are sold and your Partnership is liquidated.
     The Value of the Property May Decline, and Your Investment Will Continue to Be at Risk. Until its properties are sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the properties. The Partnership’s future success will depend upon many factors beyond the General Partner’s control, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the properties and the Partnership to decline.
     Your Cumulative Returns Accrue at a Simple Interest Rate. Pursuant to the Partnership Agreement, each Limited Partner is entitled to certain cumulative returns with respect to distributions resulting from sales, refinancings, and other dispositions of property and working capital reserves to the extent cash is available for this purpose. Those cumulative returns are not compounded and are computed on a simple interest basis. After the Limited Partners receive their cumulative returns, the Managing General Partner is entitled to special distributions if available. If the Partnership does not adopt the Amendment and liquidates in 2010, Limited Partners may be able to invest the liquidating distributions, if any, in other investments that provide a compounded return on their investment as opposed to the simple interest returns to which they are entitled pursuant to the Partnership Agreement. Although your Managing General Partner regularly evaluates whether your Partnership’s properties should be sold, if the term of the Partnership is extended, the Managing General Partner may not be required to sell the properties until the end of the extended term, depending on, among other things, the Partnership’s financial condition, prevailing conditions in the real estate and capital markets, availability of favorable financing, and tax considerations.
Risks if the Amendment is Not Adopted
     The Lender May Be Able to Exercise Remedies Against the Partnership if the Amendment Is Not Adopted. The financing agreements between the Partnership and the lenders require the extension of the Partnership’s term beyond the maturity dates of the mortgage indebtedness. The Copper Mill Mortgage matures on December 31, 2015, and the Wood Creek Mortgage matures on August 1, 2016. The lenders can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the applicable Partnership property, if the Partnership’s term is not extended.
     The Partnership May Be Required to Wind Up. If the Amendment is not adopted, the Partnership’s term will expire on December 31, 2010. If the Partnership’s term expires on December 31, 2010, the Partnership generally will be required to wind up and to dispose of its properties. The General Partner is of the opinion that the Partnership’s negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from the sale of the properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the properties. There can be no assurance, however, that the Partnership’s negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership’s term.
     You Are Likely to Recognize Gain On a Disposition of the Property, Including by Foreclosure. Any sale, exchange or other disposition of any property by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership’s tax basis (which has been reduced because of prior years’ depreciation deductions) in the property. The amount realized for each property would be the selling price for that property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities subject to which the purchaser takes the property. Any taxable gain or loss will pass through to the partners of the Partnership. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. See “Material U.S. Federal Income Tax Consequences,” below. Even if the Amendment is adopted, the tax consequences described in this paragraph would likely result on a disposition of any property, including by foreclosure. However, if the Amendment is adopted, the disposition of property, and therefore the taxable events, may take place in a later taxable year than if the Amendment is not adopted. However, there is no guarantee that the tax consequences will be deferred if the Amendment is adopted.
     Distributions from Your Partnership May Not Be Sufficient to Cover Current Tax Liabilities of the Partners. As noted above, if a property is sold or lost through the exercise of remedies by the lender, the Partnership will recognize taxable income from the disposition of the property equal to the difference between the proceeds, if any, and the Partnership’s basis in the property. Depending on the purchase price and related sales costs, a partner’s tax liability could be greater than the funds, if any, it receives from the Partnership. Because the amount realized includes liabilities assumed by the purchaser of the property, or liabilities subject to which the purchaser takes the property, there may be a significant tax liability in excess of the funds available on a sale. Similarly, on a foreclosure, the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available. Any taxable income would be allocated to partners. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. As noted above, the tax consequences of disposing of property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.
THE AMENDMENT
The Amendment amends and restates Section 4.2 of the Partnership Agreement in its entirety as follows:
“The Partnership shall commence on the date of filing of the certificate of limited partnership for the Partnership and shall continue until December 31, 2016, unless previously terminated in accordance with the provisions of this Partnership Agreement.”
Effectiveness
     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about August 30, 2006. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

Reasons for the Amendment
     On December 28, 2005, your Partnership refinanced its mortgage indebtedness secured by the Copper Mill Property, and on July 26, 2006, your Partnership refinanced its mortgage indebtedness secured by the Wood Creek Property. The mortgages were refinanced to take advantage of more favorable financing rates and terms. The financing agreements between the Partnership and the lenders require the extension of the Partnership’s term beyond the maturity dates of the mortgage indebtedness. The Copper Mill Mortgage matures on December 31, 2015, and the Wood Creek Mortgage matures on August 1, 2016. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2010 and the General Partner of the Partnership will promptly liquidate the assets of the Partnership. In addition, the lenders can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the applicable property, if the Partnership’s term is not extended. Because the Partnership does not want to sell the properties at this time and because the financing agreements between the Partnership and its lenders require that the term of the Partnership extend beyond the maturity dates of the mortgage indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term until December 31, 2016.
Alternatives to the Amendment
     At the current time, an alternative to extending the Partnership’s term as required by the financing agreement is to allow the Partnership to default on the existing mortgages and to allow the holders of such debt to foreclose on the properties. However, such a disposition of the properties by the Partnership would likely result in 1) lesser net proceeds than might be received following an orderly sale of the properties in a more advantageous climate for the disposition of real estate such as the properties and 2) the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for each property and (ii) the Partnership’s tax basis (which has been reduced because of prior years’ depreciation deductions) in each property. The amount realized for each property would be the amount of the outstanding indebtedness secured by that property, less any expenses of sale, plus any liabilities assumed by the purchaser of that property or liabilities subject to which the purchaser takes that property. Any taxable gain or loss would pass through to the partners of the Partnership.
Alternatives to the Refinancing
     At the time of the refinancing of the Copper Mill Property in 2005, the Partnership’s then-existing mortgage indebtedness on the Copper Mill Property was scheduled to mature in January 2006. At the time of the refinancing of the Wood Creek Property in 2006, the Partnership’s then-existing mortgage indebtedness on the Wood Creek Property was scheduled to mature in September 2007. At the time each refinancing was considered, the Partnership’s then-existing mortgage indebtedness could be refinanced at a lower rate than such existing indebtedness, but only on terms and conditions that included extending the Partnership’s term beyond the maturity date of the new mortgage indebtedness. The mortgages were refinanced to take advantage of more favorable financing rates and terms. At the time of each refinancing, the General Partner discussed with the relevant lender the terms of the financing agreement, including the requirement to extend the Partnership’s term. Alternatively, the General Partner could have negotiated a shorter loan term such that the maturity of the mortgage indebtedness would occur prior to the expiration of the Partnership’s term. The General Partner was of the opinion that refinancing with such a loan term could have resulted in more frequent refinancings, resulting in repeated unnecessary refinancing costs and potentially higher interest costs to the Partnership.
CONFLICTS OF INTEREST
     The General Partner is an affiliate of AIMCO. AIMCO and its affiliates, including the General Partner, may have interests that conflict with the interests of the Limited Partners.
     Affiliates of the General Partner Will Continue to Receive Fees. Affiliates of the General Partner are entitled to receive the lesser of (i) the normal and competitive rate customarily charged in the location or (ii) 5% of gross revenues in the case of residential property, 6% of gross revenues in the case of industrial and commercial property (or 3% of gross revenues if the General Partner or affiliates do not perform leasing services for such property), or in the case of industrial and commercial property leased for ten or more years on a net basis, 1% of gross receipts plus a one-time initial leasing fee of 3% of gross revenues on each lease, from the Partnership’s properties as compensation for providing property management services. The Partnership paid approximately $212,000 for the three months ended March 31, 2006 and $929,000 and $879,000 for the years ended December 31, 2005 and 2004, respectively, to affiliates of the General Partner.
     Affiliates of the General Partner received reimbursement of accountable administrative expenses of approximately $78,000 for the three months ended March 31, 2006 and $599,000 and $425,000 for the years ended December 31, 2005 and 2004, respectively. The amounts include approximately $30,000, $406,000, and $239,000 of fees related to construction management services provided by an affiliate of the General Partner for the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively. The fees were calculated based upon a percentage of current year additions to investment property.
     For services relating to the administration of the Partnership and operation of the Partnership’s properties, the General Partner is entitled to receive a Partnership management incentive allocationequal to 10% of cash available for distribution to the partners when the cash available for distribution is distributable to Unit holders, subject to certain limitations. There were no such fees paid for the three months ended March 31, 2006 or for the years ended December 31, 2005 and 2004.
     An affiliate of the General Partner has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Advances under the credit line will be unsecured and accrue interest at the prime rate plus 2% per annum (9.75% at March 31, 2006). There were no advances made during the three months ended March 31, 2006. During the year ended December 31, 2005, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 line of credit to fund real estate taxes, capital expenditures and operating expenses at several of the investment properties of the Partnership and advanced funds of approximately $2,996,000 during the year ended December 31, 2005. In addition, during the year ended December 31, 2005, an affiliate of the General Partner agreed to advance approximately $3,932,000 to cover closing costs and the deficiency between the existing mortgage payoffs and the new mortgage loans as a result of refinancings of the Wood Creek Property and Hampton Greens Apartments and advanced approximately $409,000 to cover refinance fees at the Copper Mill Property and Cooper’s Pointe Apartments. During the year ended December 31, 2004, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 line of credit to fund operating expenses at several of the investment properties of the Partnership and advanced approximately $1,471,000. Payments on the advances of approximately $9,145,000 and $200,000 were made during the years ended December 31, 2005 and 2004, respectively, which included accrued interest of approximately $329,000 and $3,000, respectively. Interest expense amounted to approximately $303,000 and $28,000 for the years ended December 31, 2005 and 2004, respectively. There was no balance outstanding on the line of credit at March 31, 2006.
     The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the three months ended March 31, 2006, the Partnership was charged by AIMCO and its affiliates approximately $313,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2006 as other insurance policies renew later in the year. During the years ended December 31, 2005 and 2004, the Partnership was charged by AIMCO and its affiliates approximately $281,000 and $259,000, respectively, for insurance coverage and fees associated with policy claims administration.
     The adoption of the Amendment and extension of the Partnership’s term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2010. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See “Security Ownership of Certain Beneficial Owners and Management.”
     AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties and its affiliates hold 54,664.5, or approximately 65.98%, of the outstanding Units. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.
NO APPRAISAL RIGHTS
     Limited Partners are not entitled to dissenters’ appraisal rights under California law or the Partnership Agreement in connection with the Amendment.
INFORMATION ABOUT YOUR PARTNERSHIP
     General. Your Partnership was organized under the laws of the State of California on January 31, 1984 for the purpose of investing in, acquiring, managing, and ultimately selling income-producing real property. The general partner of your Partnership is Fox Partners IV, a California corporation and a wholly owned subsidiary of AIMCO, a publicly traded real estate investment trust. The Partnership’s principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.
     The Partnership does not have any employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities.
          Additional Information. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants filed electronically with the SEC.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Internal Revenue Code (the “Code”). In addition, this summary does not address any state, local or foreign tax consequences.
     There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the properties, or the lenders foreclose on the properties, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.
     Tax Consequences of Sale of Partnership Property or Foreclosure. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the properties or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2006 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.
     A sale, exchange or other disposition of any property by the Partnership would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership’s tax basis (which has been reduced because of prior years’ depreciation deductions) in the property. The amount realized for the property would be the selling price for the property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities that the purchaser takes the property subject to. In addition, the Partnership may recognize cancellation of indebtedness income to the extent it is unable to satisfy other Partnership indebtedness that is not assumed by the purchaser of the property. Any taxable gain or loss and cancellation of indebtedness income will pass through to the partners of the Partnership.

     Any gain or loss recognized as a result of the transfer of any property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a property being sold consists of depreciable personal property under Code Section 1245 or depreciable real property under Code Section 1250, some or all gain on a transfer of such property may be treated as ordinary income. Some portion of any capital gain recognized on the property may be considered “unrecaptured section 1250 gain” that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss. Any cancellation of indebtedness income would be taxable as ordinary income at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2006.
     The proceeds available for distribution to the partners of the Partnership in the event of a sale of the property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Any taxable income would be allocated to partners. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities. Because the amount realized on a sale includes liabilities assumed by the purchaser of the property, or liabilities that the purchaser takes the property subject to, there may be a significant tax liability in excess of the funds available. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available. Any taxable income would be allocated to partners. As noted above, the tax consequences of disposing of property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.
     A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership.
     If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to the sale of the property or a foreclosure by the lenders, and the liquidation of the partner’s interest in the Partnership.
THE TAX CONSEQUENCES TO A PARTICULAR PARTNER ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Except as noted below, no person or entity was known by the Managing General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of July 24, 2006.

Entity	Number of Units	Percent of Class
AIMCO IPLP, L.P. (formerly known as Insignia Properties, L.P.)	17,341.5	20.93%

IPLP Acquisition I, LLC	5,459.0	6.59%

AIMCO Properties, L.P.	31,864.0	38.46%

     AIMCO IPLP, L.P. and IPLP Acquisition I, LLC are indirectly owned by AIMCO. Their business address is 55 Beattie Place, Greenville, South Carolina 29602.
     AIMCO Properties, L.P. is controlled by AIMCO through AIMCO’s direct subsidiaries. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.
NO CONSENTS REQUIRED
     The Partnership has fixed July 24, 2006 as the Record Date for determining Limited Partners entitled to notice of the Amendment.
     Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of Limited Partners who own more than 50% of the Partnership’s outstanding Units. As of the Record Date, 82,848 Units were issued and outstanding. As of July 24, 2006, AIMCO Properties and its affiliates own 54,664.5, or approximately 65.98%, of the outstanding Units. With respect to 17,023.5 Units, or approximately 20.55% of the outstanding Units, AIMCO IPLP, L.P. must vote such Units (i) against any increase in compensation payable to the General Partner and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other unitholders, and such affiliate will vote those Units accordingly. AIMCO Properties and its affiliates have indicated that they will vote their other 37,641 Units, or approximately 45.43% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. As a result, AIMCO Properties and its affiliates will vote a total of 47,378.44 Units, or approximately 57.19% of the outstanding Units, in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.
CENTURY PROPERTIES GROWTH FUND XXII, A CALIFORNIA LIMITED PARTNERSHIP
THE INFORMATION AGENT IS:

THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street, Third Floor	(201) 460-0050	TOLL FREE (800) 217-9608
Lyndhurst, New Jersey 07071